     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2002.

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SANDERSON FARMS, INC.
             (Exact name of registrant as specified in its charter)

                  MISSISSIPPI
        (State of other jurisdiction of                             64-0615843
         Incorporation or Organization)                (I.R.S. Employer Identification No.)
               225 N. 13TH AVENUE
                  P.O. BOX 988
           LAUREL, MISSISSIPPI 39441                                  39441
    (Address of principal executive offices)                        (Zip Code)

             SANDERSON FARMS, INC. AND AFFILIATES STOCK OPTION PLAN
                            (Full title of the plan)

                              D. MICHAEL COCKRELL
                     TREASURER AND CHIEF FINANCIAL OFFICER
                               225 N. 13TH AVENUE
                                  P.O. BOX 988
                           LAUREL, MISSISSIPPI 39441
                                 (601) 649-4030
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a Copy to:

                              LOUIS Y. FISHMAN AND
                               MAUREEN F. BRENNAN
                            CORRERO FISHMAN HAYGOOD
                       PHELPS WALMSLEY & CASTEIX, L.L.P.
                       201 ST. CHARLES AVENUE, 46TH FLOOR
                          NEW ORLEANS, LOUISIANA 70170
                                 (504) 586-5252

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                         AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)         PER SHARE(2)        OFFERING PRICE    REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
  share -- Newly reserved under the
  Sanderson Farms, Inc. and             750,000 shares           $22.49            $16,867,500           $1,551.81
  Affiliates Stock Option Plan
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Upon a future stock split, stock divided or similar transaction involving the common stock, par value $1.00 per share, of the registrant during the effectiveness of this registration statement, the number of shares thereof registered shall be automatically increased to cover the additional shares thereof in accordance with Rule 416(a) of the Securities Act of 1933 (the "Securities Act").

(2) Estimated in accordance with Rule 457(c) and (h)(1) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the common stock reported on the Nasdaq National Market on July 11, 2002.

(3) The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the Proposed Maximum Aggregate Offering Price by .000092.

     Pursuant to Rule 429 promulgated under the Securities Act, the prospectus relating to this registration statement also relates to shares registered under Form S-8 Registration Statement No. 33-67474. A total of 750,000 shares issuable under the Sanderson Farms, Inc. and Affiliates Stock Option Plan have been previously registered under the Securities Act, comprised of 500,000 shares originally registered and an additional 250,000 resulting from a 3-for-2 stock split on February 23, 1995.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not filed as part of this registration statement pursuant to Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

          (a) The registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2001;

          (b) The registrant's Current Report on Form 8-K filed January 8, 2002;

          (c) The registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2002 and April 30, 2002;

          (d) The description of the registrant's common stock, par value $1.00 per share, that was included in its registration statement on Form 8-A, as declared effective by the Commission on March 2, 1988, incorporated by reference from the registrant's registration statement on Form S-1, Registration no. 33-13141; and

          (e) The registrant's Revised Definitive Proxy Statement filed on January 28, 2002.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article FOURTEENTH of the registrant's Articles of Incorporation provides that a director of the registrant shall not be liable to the registrant or its stockholders for money damages for any action, or any failure to take any action, as a director, except for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm to the registrant or the stockholders; (c) a violation of
Section 79-4-8.33 of the Mississippi Code of 1972, as amended, more commonly referred to as Section 8.33 of the Mississippi Business Corporation Act, as presently in effect or as amended thereafter, pertaining to liability for unlawful distributions; or (d) an intentional violation of criminal law. If Mississippi law is amended to authorize corporations to take corporate law action further limiting or eliminating the personal liability of directors, then the liability of each director of the registrant shall be limited or eliminated to the full extent permitted by Mississippi law as so amended from time to time. Neither the amendment nor repeal of Article FOURTEENTH, nor the adoption of any provision of the Articles of Incorporation inconsistent with it eliminates or reduces its effect in respect of any matter occurring, or any cause of action, suit or claim that, but for Article FOURTEENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     Reference is also made to Section 79-4-8.50 through and including Section 79-4-8.58 of the Mississippi Business Corporation Act which, taken together, authorize and set forth the extent to which a Mississippi business corporation shall and may indemnify its directors and officers.

     Article VI of the registrant's By-Laws provides for mandatory indemnification of the registrant's directors and officers, and those of its employees (if any) who are appointed by its President to serve on the registrant's Executive Committee, or are appointed by such Committee to be Division Managers, to the fullest extent that directors and officers are permitted to be indemnified by law, except in an action brought directly by the registrant against such a person. The mandatory indemnification includes advancement of expenses to those persons who meet the requirements described above for such advances. The right to indemnification applies to acts or omissions occurring prior to or after the adoption of the new by-law, continues as to a person who ceases to be a director, officer or employee, and applies to the person's heirs. Article VI may be amended or repealed at any time by the Board of Directors with or without approval by the stockholders, but no such action will affect the right to indemnification for acts or omissions which occurred prior to such amendment or repeal.

     The registrant maintains insurance the general effect of which is to provide (a) coverage for the registrant with respect to amounts which it is required or permitted to pay to officers or directors under the indemnification provisions set forth in the Mississippi Business Corporation Act and Article VI of the Company's By-Laws and (b) coverage of the officers and directors of the registrant for liabilities (including certain liabilities under the federal securities laws) incurred by such persons in their capacities as officers or directors for which they are not indemnified by the registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this registration statement:

        EXHIBIT
         NUMBER                               DESCRIPTION OF EXHIBIT
        -------                               ----------------------
          4.1              Articles of Incorporation of the registrant dated October
                           19, 1978.
          4.2              Articles of Amendment, dated March 23, 1987, to the Articles of Incorporation of the registrant.
          4.3              Articles of Amendment, dated April 21, 1989, to the Articles of Incorporation of the registrant.
          4.4              Certificate of Designations of Series A Junior Participating
                           Preferred Stock of the registrant dated April 21, 1989.
          4.5              Article of Amendment, dated February 20, 1992, to the
                           Articles of Incorporation of the registrant.
          4.6              Article of Amendment, dated February 27, 1997, to the
                           Articles of Incorporation of the registrant.
          4.7              By-Laws of the registrant, amended and restated as of July
                           27, 2000.
          4.8              Sanderson Farms, Inc. and Affiliates Stock Option Plan
                           (Amended and Restated as of February 28, 2002).
          4.9              Form of Nonstatutory Stock Option Agreement.

        EXHIBIT
         NUMBER                               DESCRIPTION OF EXHIBIT
        -------                               ----------------------
          4.10             Form of Incentive Stock Option Agreement.
          4.11             Form of Alternate Stock Appreciation Rights Agreement.
          5.1              Opinion of Wise Carter Child & Caraway, P.A., as to the
                           legality of the securities being registered hereby.
         23.1              Consent of Wise Carter Child & Caraway, P.A. (included in
                           Exhibit 5.1).
         23.2              Consent of Ernst & Young LLP.
         24                Power of Attorney (see signature page).

ITEM 9.  UNDERTAKINGS.

  A. RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. FILING OF REGISTRATION STATEMENT ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laurel, State of Mississippi, on July 15, 2002.

                                          SANDERSON FARMS, INC.

                                          By:   /s/ JOE F. SANDERSON, JR.
                                            ------------------------------------
                                                   Joe F. Sanderson, Jr.
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joe F. Sanderson, Jr., D. Michael Cockrell and James A. Grimes, and each of them individually and without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

            /s/ JOE F. SANDERSON, JR.                 President, Chief Executive Officer    July 15, 2002
 ------------------------------------------------     (Principal Executive Officer) and
              Joe F. Sanderson, Jr.                   Chairman of the Board of Directors


             /s/ D. MICHAEL COCKRELL                  Treasurer, Chief Financial Officer    July 15, 2002
 ------------------------------------------------     (Principal Financial Officer) and
               D. Michael Cockrell                                 Director


               /s/ JAMES A. GRIMES                      Secretary and Chief Accounting      July 15, 2002
 ------------------------------------------------       Officer (Principal Accounting
                 James A. Grimes                                   Officer)


                                                      Vice President-Sales and Director
 ------------------------------------------------
                  Lampkin Butts


             /s/ DONALD W. ZACHARIAS                               Director                 July 15, 2002
 ------------------------------------------------
               Donald W. Zacharias

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----


                                                                   Director
 ------------------------------------------------
                Phil K. Livingston


                                                                   Director
 ------------------------------------------------
                John H. Baker, III


            /s/ CHARLES W. RITTER, JR.                             Director                 July 15, 2002
 ------------------------------------------------
              Charles W. Ritter, Jr.


                                                                   Director
 ------------------------------------------------
                 Rowan H. Taylor


            /s/ ROBERT BUCK SANDERSON                              Director                 July 15, 2002
 ------------------------------------------------
              Robert Buck Sanderson


             /s/ WILLIAM R. SANDERSON                              Director                 July 15, 2002
 ------------------------------------------------
               William R. Sanderson


              /s/ HUGH V. SANDERSON                                Director                 July 15, 2002
 ------------------------------------------------
                Hugh V. Sanderson

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                               DESCRIPTION OF EXHIBIT
        -------                               ----------------------
          4.1              Articles of Incorporation of the registrant dated October
                           19, 1978.
          4.2              Articles of Amendment, dated March 23, 1987, to the Articles of Incorporation of the registrant.
          4.3              Articles of Amendment, dated April 21, 1989, to the Articles of Incorporation of the registrant.
          4.4              Certificate of Designations of Series A Junior Participating
                           Preferred Stock of the registrant dated April 21, 1989.
          4.5              Article of Amendment, dated February 20, 1992, to the
                           Articles of Incorporation of the registrant.
          4.6              Article of Amendment, dated February 27, 1997, to the
                           Articles of Incorporation of the registrant.
          4.7              By-Laws of the registrant, amended and restated as of July
                           27, 2000.
          4.8              Sanderson Farms, Inc. and Affiliates Stock Option Plan
                           (Amended and Restated as of February 28, 2002).
          4.9              Form of Nonstatutory Stock Option Agreement.
          4.10             Form of Incentive Stock Option Agreement.
          4.11             Form of Alternate Stock Appreciation Rights Agreement.
          5.1              Opinion of Wise Carter Child & Caraway, P.A., as to the
                           legality of the securities being registered hereby.
         23.1              Consent of Wise Carter Child & Caraway, P.A. (included in
                           Exhibit 5.1).
         23.2              Consent of Ernst & Young LLP.
         24                Power of Attorney (see signature page).